Bloomberg Tickers                                 Issuer Free Writing Prospectus
-----------------                                 Filed pursuant to Rule 433
TR DBLAUT5J                                       Registration No. 333-137902
ER DBLAUE5J                                       Dated: March 18, 2009

              Liquid Alpha USD 5 Index
              Seeks to achieve stable absolute returns March 2009

Deutsche Bank's Liquid Alpha 5 USD Index has existed since April 23, 2008.  Accordingly, any index performance shown in this presentation preceding that inception date does not reflect the performance of an actual index, but has been retrospectively calculated.

Deutsche Bank AG has filed a registration statement (including a prospectus) with the SEC for the offerings to which this communication mayrelate. Before you invest, you should read the prospectus in that registration statement and other documents Deutsche Bank AG has filed with the SEC for more complete information about
Deutsche Bank AG and this offering. You may get these documents for free by visiting EDGAR on the the prospectus if you request it by calling toll-free 1-800-311-4409.

Alpha vs Beta
Introduction

o   Historically, managed investment products delivered long-only exposure to asset class returns. Managers sought to add value by trying to outperform their respective benchmarks

o   Returns attributable to the market benchmark were deemed "beta" while returns that exceeded the market benchmark were deemed "alpha"

o   Alpha can be defined as the excess return between two assets: a long asset and short asset

o   In recent years, investors have looked to separate the alpha return (excess)
    from the beta return (market)

o   DB responded by launching a series of alpha-generating long vs. short indices for each major asset class (equities, rates, currencies, commodities). These indices are not correlated to their respective asset class and therefore have little or no beta exposure

o   Deutsche Bank is now offering combined exposure to these four alpha indices in a risk targeted, efficient manner via the Liquid Alpha Index

Extracting the Excess Return of the Market
DB Introduces the Liquid Alpha Index

Liquid Alpha is a weighted  combination of four  proprietary  alpha indices from four  different  asset classes, plus cash

The Underlying Assets(1)
---------------------
o   Equities: (S&P X-Alpha Index) seeks to generate alpha by going long a series of DB Regional Equity Style Indices and short their respective equity benchmarks

o   Commodities: (DB Commodity Harvest Index) long optimal yield commodity index
    vs. short commodity benchmark

o   Currencies: (DB Balanced Currency Harvest (USD-Funded) Index) long high interest rate currencies vs. short low interest rate currencies

o   Rates: (DB Smart Index) seeks to extract alpha from the difference between short-term and long-term interest rates (5x leveraged)

o   Cash: (DB Fed Funds Index) overnight Fed Funds rate

These indices are combined in a quantitative portfolio allocation model
(optimizer) seeking risk targeted, optimal exposure to each asset class alpha strategy.

1 Please see Appendix 1 for a detailed explanation of each Alpha Index

Extracting the Excess Return of the Market Multi-Asset Alpha Index Dynamic Allocation

The weighting of each Alpha Index is determined by utilizing a model based on
Modern Portfolio Theory. The Optimized Asset Allocator (OAA) seeks to determine the portfolio allocation which maximizes returns for a given level of volatility, subject to pre-defined constraints:

-   Previous 60 business days correlation, volatility and returns for each alpha index and cash are used as inputs

-   Constraints:

                              Range Exposure
                              --------------
Equity                           10%-50%
Commodity                        10%-50%
Currency                         10%-50%
Rates                            10%-50%
Cash                              0%-60%

-   Volatility: Targeted at 5%

-   Stop-Loss Mechanism: triggers an additional rebalancing

The Optimization Methodology

Optimized Asset Allocation[1]

Strategic Asset Allocation	Tactical Asset Allocation	Historical Data Input / Risk Profile	Optimized Asset Allocation
Alpha from different asset classes	Allocation between alphas from different asset classes Quarterly reallocation based on constraints and on new risk-return parameters	Returns on 60 business days Volatility on 60 business days Correlation between indices Risk Monitoring: return trigger	Volatility targeting Optimized portfolio allocation

[1] The OAA is based upon Markowitz's Modern Portfolio Theory, also known as the theory of diversification; Markowitz won the 1990 Nobel Prize in Economics. Markowitz's "efficient frontier" refers to a series of optimal portfolio allocations that will maximize return for a given level of risk.

Deutsche Bank

4

Optimized Asset Allocation Model:
A Risk Adjusted Return Optimisation Tool

Input

- Volatility Target: 5%
- Underlying Universe:

  Equity

  Commodity

  Currency

  Rates

  Cash

Optimized Asset Allocator


efficient frontier
Optimized Portfolio
cash
Expected Return
Alpha Indices
5%
Volatility

Liquid Alpha TR 5

- Hypothetical Optimized Portfolio[1]:

Equity	-	30.00%
Commodity	-	16.74%
Currency	-	30.00%
Rates	-	22.78%
Cash	-	0.48%

[1]This is a hypothetical portfolio and does not represent an actual allocation

Constraints

Equity	-	10%-50%
Commodity	-	10%-50%
Currency	-	10%-50%
Rates	-	10%-50%
Cash	-	0%-60%

Deutsche Bank

5

Extracting the Excess Return of the Market
DB Introduces the Liquid Alpha Index

O   Key Features:

    -   Multi-asset alpha: Combination of 4 different asset alphas plus cash offers diversification

    -   Dynamic Asset Allocation: Based on Markowitz's portfolio theory, the
        Optimized Asset Allocator (OAA) model aims for the optimal asset allocation along the efficient frontier1

    -   Historically low correlation to traditional asset classes: Alpha has historically been independent from the asset class underlying each investment strategy

    -   Historically low correlation to each other: Each of the four Alpha Index strategies hashistorically had little or no correlation to the other three

    -   No Beta exposure: Zero net exposure to equities, bonds, commodities or currencies

    -   Low volatility: Seeks to add stability to returns over time

    -   Managed risk: Stop-loss mechanism is triggered if returns fall below a specified minimum

    -   Transparency: The individual Alpha Indices and their weightings in the
        Liquid Alpha Index are published daily on Bloomberg and Reuters

    -   Cost effective: As an alternative to a fund of hedge funds, Liquid Alpha seeks to provide a similar return without performance fees or liquidity constraints2

    -   Diverse Strategies: fundamental equity relative value, commodity carry, currency carry, yield curve slope monetization (see Appendix 1 for further detail on each strategy)

1 The OAA is based upon Markowitz's Modern Portfolio Theory, also known as the theory of diversification;
Markowitz won the 1990 Nobel Prize in Economics.  Markowitz's "efficient frontier" refers to a series of optimal portfolio allocations that will maximize return for a given level of risk.

2 There are, however, costs associated with the individual Alpha Indices that are charged to the Liquid Alpha
Index. Although the index level is published daily, this index is not freely tradable and direct investment in the Liquid Alpha 5 Index is not available.

Liquid Alpha USD 5 TR Performance Analysis

Index Returns*
3500      Liquid Alpha 5% USD TR
3000      iBoxx USD Treasury
2500      HFRX Global Hedge Fund
2000
1500
1000

Liquid Alpha returns prior to 4/23/08 have been retrospectively calculated

Annual Returns*

1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 Annual

Performance Analysis*

January 1999 - February 2009       Liquid Alpha 5      iBoxx USD           HFRX Global
                                           USD TR      Treasury       Hedge Fund Index

Annualized Returns                           10.5%          5.8%                0.5%
Volatility                                    4.3%          4.9%                4.4%
Sharpe Ratio (3.48%)                         1.63          0.47                -0.69

Maximum Drawdown                            -10.0%         -4.8%              -25.2%
Start Date                                  Aug-08        Jun-03              Nov-07
End Date                                    Feb-09        Feb-04              Feb-09

Max Monthly Consecutive Loss                -10.0%         -4.8%              -23.1%
Start Date                                  Aug-08        Jun-03              Jun-08
End Date                                    Nov-08        Aug-03              Jan-09

Max/Min Returns
Rolling 12 Months                    21.0% / -9.2%  15.9% / -5.0%     16.4% / -23.3%
Rolling 3 Months                     8.7% / -10.4%   9.9% / -5.1%      7.1% / -18.6%
Average Monthly Returns                       0.8%           0.5%               0.1%
% Months with Gains                          84.3%          66.9%              60.6%

Correlation
iBoxx USD Treasury                           -0.05           1.00              -0.25
HFRX Global Hedge Fund Index                  0.46          -0.25               1.00

*Source: Deutsche Bank, 2009, Bloomberg. Liquid Alpha has been retrospectively calculated and did not exist prior to April 23, 2008. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the Deutsche Bank
Liquid Alpha Index would have been lower than the Index as a result of fees and/or costs.

10%     Liquid Alpha 5% USD TR
8%      iBoxx USD Treasury
        HFRX Global Hedge Fund 6%
4%
2%
0%
     Jan- Jan- Jan- Jan- Jan- Jan- Jan- Jan- Jan- Jan
     2000 2001 2002 2003 2004 2005 2006 2007 2008 2009

*Source: Deutsche Bank, 2009, Bloomberg.  Liquid Alpha has been retrospectively calculated and did not exist prior to April 23, 2008.  Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future.
The performance of any investment product based on the Deutsche Bank Liquid Alpha Index would have been lower than the Index as a result of fees and/or costs.

Liquid Alpha USD 5 TR

Performance Analysis

Monthly Returns Analysis[1]

	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009
Jan		1.73%	2.91%	1.18%	1.41%	0.91%	1.19%	1.57%	1.16%	0.22%	1.38%
Feb	0.97%	1.25%	-0.23%	0.55%	0.69%	2.30%	2.74%	0.87%	0.90%	0.20%	1.14%
Mar	0.93%	0.54%	2.05%	1.83%	-0.33%	0.51%	0.47%	0.72%	1.55%	0.05%	
Apr	1.13%	1.12%	0.42%	2.58%	5.12%	-0.97%	0.70%	-0.02%	1.75%	0.11%	
May	0.66%	2.27%	0.57%	0.64%	0.50%	0.23%	2.32%	-0.05%	1.79%	0.91%	
Jun	0.59%	-0.62%	0.82%	0.14%	2.85%	2.14%	2.55%	1.57%	0.69%	-0.22%	
Jul	-0.59%	1.94%	0.05%	0.28%	0.30%	0.58%	0.64%	0.75%	-0.50%	0.95%	
Aug	-0.37%	0.78%	0.49%	0.42%	1.27%	1.30%	-0.53%	1.84%	-2.11%	-0.72%	
Sep	0.46%	1.10%	1.26%	0.01%	1.14%	0.82%	2.82%	1.06%	2.16%	-3.78%	
Oct	0.48%	2.20%	1.11%	-0.99%	1.15%	0.42%	1.64%	0.46%	1.69%	-5.84%	
Nov	0.26%	1.20%	0.96%	2.91%	1.39%	2.30%	1.67%	-0.21%	-0.92%	0.02%	
Dec	0.62%	1.86%	1.26%	2.03%	1.12%	1.41%	-0.84%	2.46%	0.44%	0.84%	
Ann.Rtn.	5.39%	16.47%	12.26%	12.14%	17.83%	12.56%	16.38%	11.54%	8.85%	-7.24%	2.53%

Allocation Constraints

Liquid Alpha USD 5 TR Constituents	Live Date	Bloomberg	Range Exposure	Current Allocation
S&P X-Alpha USD TR Index	Oct 31 07	SPXADT	10% - 50%	30.00%
DB Commodity Harvest TR Index	Dec 17 07	DBCMHLTU	10% - 50%	50.00%
DB Currency Harvest TR Index	Oct 19 05	DBHVBUSF	10% - 50%	8.26%
DB SMART Index	Jul 15 07	DBSMARTD	10% - 50%	9.38%
DB Fed Funds Index	Oct 15 07	DBMMFED1	0% - 60%	2.36%

Historical Allocation



100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
Jan-99
Jan-00
Jan-01
Jan-02
Jan-03
Jan-04
Jan-05
Jan-06
Jan-07
Jan-08
Oct-08
S&P X-Alpha USD TR
Commodity Harvest USD TR
Currency Harvest USD TR
DB SMART 5x USD TR
Fed Funds TR

[1]Source: Deutsche Bank, 2009, Bloomberg.
The Liquid Alpha Index has been retrospectively calculated and did not exist prior to April 23, 2008. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the Deutsche Bank Liquid Alpha Index would have been lower than the Index as a result of fees and/or costs.

Deutsche Bank

8

Liquid Alpha USD 5: from TR to ER

O   The Total Return (TR) Index is calculated first because the Optimized Asset
    Allocation model requires a cash component and fully-funded assets

O   Liquid Alpha Excess Return (ER) incorporates the alpha strategy with no funding component

O   The ER Index is calculated as the difference between the performance of the
    TR index and that of the DB Fed Funds Index since the last rebalancing date

Liquid Alpha TR -  Fed Funds  =  Liquid Alpha ER

Liquid Alpha USD 5 ER

Performance Analysis

Index Returns*



2400
2200
2000
1800
1600
1400
1200
1000
800
Liquid Alpha returns prior to 4/23/08 have been retrospectively calculated
Jan-1999
Jan-2000
Jan-2001
Jan-2002
Jan-2003
Jan-2004
Jan-2005
Jan-2006
Jan-2007
Jan-2008
Jan-2009

Annual Returns*



0.5%
9.5%
8.0%
10.3%
16.5%
11.1%
12.8%
6.2%
3.5%
-9.1%
2.5%
6.9%
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
Annual

Performance Analysis*

January 1999 - February 2009	Liquid Alpha 5 USD ER	iBoxx USD Treasury	HFRX Global Hedge Fund Index
Annualized Returns	6.9%	5.8%	0.5%
Volatility	4.3%	4.9%	4.4%
Sharpe Ratio (3.48%)	1.58	0.47	-0.69
Maximum Drawdown	-11.4%	-4.8%	-25.2%
Start Date	Jul-07	Jun-03	Nov-07
End Date	Feb-09	Feb-04	Feb-09
Max Monthly Consecutive Loss	-10.5%	-4.8%	-23.1%
Start Date	Aug-08	Jun-03	Jun-08
End Date	Dec-08	Aug-03	Jan-09
Max/Min Returns			
Rolling 12 Months	19.8% / -11.7%	15.9% / -5.0%	16.4% / -23.3%
Rolling 3 Months	8.4% / -10.8%	9.9% / -5.1%	7.1% / -18.6%
Average Monthly Returns	0.6%	0.5%	0.1%
% Months with Gains	76.0%	66.9%	60.6%
Correlation			
iBoxx USD Treasury	-0.05	1.00	-0.25
HFRX Global Hedge Fund Index	0.46	-0.25	1.00

Historical 12 Month Volatility*



10%
8%
6%
4%
2%
0%
Liquid Alpha 5% USD ER
iBoxx USD Treasury
HFRX Global Hedge Fund
Jan-2000
Jan-2001
Jan-2002
Jan-2003
Jan-2004
Jan-2005
Jan-2006
Jan-2007
Jan-2008
Jan-2009

*Source: Deutsche Bank, 2009, Bloomberg. Liquid Alpha has been retrospectively calculated and did not exist prior to April 23, 2008. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the Deutsche Bank Liquid Alpha Index would have been lower than the Index as a result of fees and/or costs.

Deutsche Bank

10

Liquid Alpha USD 5 ER
Performance Analysis

Monthly Returns Analysis[1]

	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009
Jan		1.25%	2.39%	1.02%	1.31%	0.83%	1.00%	1.19%	0.69%	-0.12%	1.37%
Feb	0.60%	0.81%	-0.66%	0.41%	0.60%	2.22%	2.55%	0.52%	0.49%	-0.04%	1.12%
Mar	0.49%	0.03%	1.61%	1.70%	-0.44%	0.42%	0.25%	0.33%	1.12%	-0.18%	
Apr	0.73%	0.66%	0.00%	2.42%	5.03%	-1.05%	0.48%	-0.39%	1.31%	-0.08%	
May	0.29%	1.70%	0.21%	0.49%	0.40%	0.15%	2.05%	-0.51%	1.34%	0.74%	
Jun	0.16%	-1.16%	0.50%	0.00%	2.75%	2.05%	2.31%	1.16%	0.27%	-0.39%	
Jul	-1.00%	1.38%	-0.29%	0.12%	0.21%	0.47%	0.38%	0.30%	-0.96%	0.78%	
Aug	-0.83%	0.23%	0.18%	0.27%	1.19%	1.17%	-0.85%	1.39%	-2.55%	-0.88%	
Sep	0.02%	0.59%	1.02%	-0.14%	1.05%	0.69%	2.53%	0.64%	1.77%	-3.95%	
Oct	0.05%	1.63%	0.88%	-1.14%	1.07%	0.28%	1.32%	0.00%	1.25%	-5.95%	
Nov	-0.23%	0.66%	0.78%	2.81%	1.31%	2.13%	1.34%	-0.65%	-1.29%	-0.01%	
Dec	0.17%	1.35%	1.12%	1.93%	1.04%	1.23%	-1.18%	2.05%	0.07%	0.83%	
Ann.Rtn.	0.50%	9.48%	7.99%	10.28%	16.54%	11.07%	12.77%	6.17%	3.47%	-9.10%	2.50%

Allocation Constraints

Liquid Alpha USD 5 ER Constituents	Live Date	Bloomberg	Range Exposure	Current Allocation
S&P X-Alpha USD TR Index	Oct 31 07	SPXADT	10% - 50%	30.00%
DB Commodity Harvest TR Index	Dec 17 07	DBCMHLTU	10% - 50%	50.00%
DB Currency Harvest TR Index	Oct 19 05	DBHVBUSF	10% - 50%	8.26%
DB SMART Index	Jul 15 07	DBSMARTD	10% - 50%	9.38%

Historical Allocation



100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
Jan-99
Jan-00
Jan-01
Jan-02
Jan-03
Jan-04
Jan-05
Jan-06
Jan-07
Jan-08
Oct-08
S&P X-Alpha USD TR
Commodity Harvest USD TR
Currency Harvest USD TR
DB SMART 5x USD TR
Deleveraged Exposure

[1]Source: Deutsche Bank, 2009, Bloomberg. The DB Liquid Alpha USD 5 ER Index has been retrospectively calculated and did not exist prior to April 23, 2008. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the Deutsche Bank Liquid Alpha USD 5 ER Index would have been lower than the Index as a result of fees and/or costs.

Deutsche Bank

11

Index Costs Summary

- The Liquid Alpha 5 Index has certain costs associated with the individual alpha indices that are charged to the Liquid Alpha 5 Index*
  - The cost to replicate the strategies underlying the Liquid Alpha 5 Index ranges between a minimum of 21 bps per annum and a maximum of 63 bps per annum, depending on the allocation between the underlying indices

- Individual index costs are based on an annual hedging cost, subtracted on a daily basis, and a bid-ask cost subtracted at each rebalancing

	Hedging Cost[1]	Bid-Ask Cost[1]
S&P X-Alpha Total Return Index	0.75%	-
db Commodity Harvest Total Return Index	0.50%	0.20%
db Currency Harvest Balanced Total Return Index	-	-
db SMART Total Return Index	0.25%	-
Fed Funds Total Return Index	-	-

*These costs are applicable as of the date hereof and may change according to market conditions.

[1] Indices that do not show Hedging Costs above have their costs allocated within the respective DB Index itself. Bid-Ask costs reflect the costs involved during a rebalancing and are only applicable to the DB Commodity Harvest TR Index

Deutsche Bank

12

Advantages of Liquid Alpha

o   Seeks to achieve high risk-adjusted returns

o   Utilizes well-known proprietary alpha indices from Equities, Rates,
    Commodities and Currencies

o   Seeks to achieve optimal allocation between uncorrelated "alpha" strategies

o   Stop-loss feature seeks to manage downside risks

o   Low correlation to traditional asset classes

o   Transparent underlying with full reporting of daily index closing levels and weights on Bloomberg and Reuters

                                       13

Certain Risks of Liquid Alpha
[GRAPHIC OMITTED]

o   LIQUID ALPHA HAS LIMITED PERFORMANCE HISTORY - Publication of Liquid Alpha
    began on April 23, 2008. Therefore, it has very limited performance history and no actual investment which allowed tracking of the performance of Liquid
    Alpha was possible before that date.

o   AN INVESTMENT LINKED OR RELATED TO LIQUID ALPHA WILL NOT BE THE SAME AS AN
    INVESTMENT IN THE ALPHA INDICES - The Liquid Alpha closing level on any trading day will depend on the performance of the Alpha Indices. The weighting of each Alpha Index is determined by the Optimized Asset Allocator
    ("OAA"), which seeks to maximize returns for a given level of volatility.
    You should, therefore, carefully consider the composition and calculation of each Alpha Index.

o   ALPHA INDICES ARE NOT EQUALLY WEIGHTED IN THE LIQUID ALPHA MODEL AND MAY
    OFFSET EACH OTHER - The Alpha Indices are assigned different weightings in
    Liquid Alpha via the Optimized Asset Allocation Model. The same return generated by two Alpha Indices, whether positive or negative, may have a different effect on the performance of Liquid Alpha. Additionally, positive returns generated by one or more Alpha Index may be moderated or more than offset by smaller positive returns or negative returns generated by theother
    Alpha Indices.

o   FOR THE EXCESS RETURN INDEX, THE CLOSING LEVEL IS AFFECTED BY THE
    PERFORMANCE OF THE FED FUNDS INDEX - The calculation of the Excess Return
    Index level is intended to reflect the excess return (if any) of the Total
    Return Index relative to the return of the Fed Funds Index. Although the
    Total Return Index and the Fed Funds Index may perform positively, if the
    Total Return Index does not outperform the Fed Funds Index the Excess Return
    Index level will not increase.

o   THE ACTUAL EXPERIENCED VOLATILITY OF EACH ALPHA INDEX AND LIQUID ALPHA MODEL
    MAY NOT EQUAL THE TARGET VOLATILITY, WHICH MAY HAVE A NEGATIVE IMPACT ON THE
    PERFORMANCE OF LIQUID ALPHA - The weighting of each Alpha Index in the
    Liquid Alpha Model is adjusted to target a volatility level of 5%. Because this adjustment is based on the volatility of the previous 60 business days, the actual volatility realized on the Alpha Indices and the Liquid Alpha
    Model will not necessarily equal the volatility target.

o   THE CALCULATION OF LIQUID ALPHA'S CLOSING LEVEL WILL INCLUDE A DEDUCTION OF
    COSTS FROM THE ALPHA INDICES - On each trading day, the calculation of
    Liquid Alpha's closing level will include a deduction of costs from the
    Alpha Indices currently ranging between a minimum of 21 basis points per annum and maximum of 63 basis points per annum, depending on the individual weightings of the Alpha Indices.

                                       14

                              Appendix 1:
                              The Underlying Indices

                                     A Passion to Perform     Deutsche Bank Logo

S&P X-Alpha USD TR Strategy Index
Bloomberg Ticker : SPXADT                                      [GRAPHIC OMITTED]

[]   The S&P X-Alpha USD Total Return Strategy Index uses a rules-based, mathematical model that reflects the relative performance between a basketof eight DB Regional Style equity indices and a basket of four regional equitybenchmark indices and also contains a Fed Funds Return
     Index. The regional focus of the Index is the USA, Eurozone, Japan and the
     United Kingdom. The X-Alpha Model seeks to identify, from a growth perspective,high short-term earnings momentum stocks in global developed markets and, from a value perspective, low price-earnings ratio or high dividend yielding stocks in the same markets.

[]   The X-Alpha Model employs the Deutsche Bank proprietary indices (DB
     Regional Style Indices) that reflect the performance of these categories of stocks, and pairs each with a regional well-known, broad equity index maintained by a third-party sponsor (Benchmark Indices), to make eight
     Index Constituent Pairs.

[]   The return on an Index Constituent Pair is determined based on the daily cumulative return of the relevant DB Regional Style Index compared to that ofthe relevant Benchmark Index. The X-Alpha Model reflects a weighted return in USD of the Index Constituent Pairs, with the pair weights being determined based upon initial weights assigned to each Index Constituent
     Pair, adjusted based upon their recent observed volatility to target a volatility of 8% per year for the X-Alpha Model's exposure to each Index
     Constituent Pair.

                               [GRAPHIC OMITTED]

                                                              Deutsche Bank Logo

S&P X-Alpha USD TR Strategy Index
Performance Analysis                                           [GRAPHIC OMITTED]

[GRAPHIC OMITTED]

--------------------------------------------------------------------------------
Performance Analysis*
--------------------------------------------------------------------------------
January 1999 - February 2009   S&P X-Alpha        iBoxx USD          HFRX Global
                                    USD TR         Treasury     Hedge Fund Index
--------------------------------------------------------------------------------
Annualized Returns                    9.3%             5.8%                 0.5%
Volatility                            6.5%             4.9%                 4.4%
Sharpe Ratio (3.48%)                  0.90             0.47                -0.69
--------------------------------------------------------------------------------
Maximum Drawdown                    -12.0%            -4.8%               -25.2%
  Start Date                        Jun-07           Jun-03               Nov-07
  End Date                          Feb-09           Feb-04               Feb-09
--------------------------------------------------------------------------------
Max Monthly Consecutive Loss         -7.3%            -4.8%               -23.1%
  Start Date                        Jun-08           Jun-03               Jun-08
  End Date                          Nov-08           Aug-03               Jan-09
--------------------------------------------------------------------------------
Max/Min Returns
Rolling 12 Months           36.1% / -13.5%    15.9% / -5.0%       16.4% / -23.3%
Rolling 3 Months             12.4% / -7.3%     9.9% / -5.1%        7.1% / -18.6%
Average Monthly Returns               0.8%             0.5%                 0.1%
% Months with Gains                  71.1%            66.9%                60.6%
--------------------------------------------------------------------------------
Correlation
iBoxx USD Treasury                    0.03             1.00                -0.25
HFRX Global Hedge Fund Index          0.30            -0.25                 1.00
--------------------------------------------------------------------------------

[GRAPHIC OMITTED]

-----------------------------------------------------------------------------------------------
Monthly Returns*
-----------------------------------------------------------------------------------------------
           1999    2000    2001    2002    2003    2004    2005    2006    2007    2008    2009
-----------------------------------------------------------------------------------------------
Jan              -0.89%   3.44%   1.62%   0.21%  -0.10%   1.73%   5.61%   0.02%   2.42%   2.02%
Feb       1.35%   0.48%   3.03%   0.55%  -0.80%   1.62%   4.90%  -1.44%   1.77%  -1.35%   1.82%
Mar      -0.04%   4.01%   1.67%   2.65%  -1.80%   1.86%   0.35%   3.03%   3.21%  -1.33%
Apr       2.04%   2.37%   0.38%   5.82%   1.53%   0.18%  -1.65%   0.95%   0.65%   1.19%
May       1.56%   3.69%   0.25%   0.50%   4.01%  -0.02%   0.12%   0.55%   1.31%   0.46%
Jun      -1.77%  -1.48%   0.07%   3.09%  -0.86%   2.76%   3.68%   1.96%  -0.31%  -1.50%
Jul      -0.46%   1.39%   0.55%   0.51%   0.58%   0.50%   1.17%   0.61%   0.05%  -2.09%
Aug      -0.86%   2.30%   2.06%   0.95%   1.95%   0.18%   3.23%  -1.91%  -1.24%  -0.90%
Sep       0.15%   1.77%  -1.51%   0.31%   0.82%   3.00%   2.15%  -1.11%  -0.29%  -2.02%
Oct      -0.76%   2.09%   0.96%  -4.97%   1.38%   0.23%  -0.64%   1.80%   0.19%  -1.05%
Nov      -2.63%   1.76%  -0.35%  -0.75%   0.68%   2.90%   0.06%   1.27%  -2.73%   0.04%
Dec       0.37%   3.61%   0.70%   2.16%  -0.81%   1.00%   0.70%   0.16%  -2.13%   0.73%
===============================================================================================
Ann.Rtn.  0.12%  23.07%  11.73%  12.77%   6.96%  14.96%  16.76%  11.85%   0.34%  -5.36%   3.87%
-----------------------------------------------------------------------------------------------
*Source: Deutsche Bank, 2009, Bloomberg. The S&P X-Alpha TR Strategy Index and
its underlying style indices have been retrospectively calculated and did not exist prior to October 31, 2007. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the S&P X-Alpha USD TR Strategy
Index would have been lower than the Index as a result of fees and/or costs.

                                                              Deutsche Bank Logo

Certain Risks of S&P X-Alpha                                   [GRAPHIC OMITTED]

[]   THE INDEX HAS LIMITED PERFORMANCE HISTORY -- Publication of the Index
     began on October 31, 2007. Therefore, the Index has very limited performance history, and no actual investment which allowed a tracking of the performance of the Index was possible before that date.

[]   THE INDEX CONSTITUENT PAIRS ARE NOT EQUALLY WEIGHTED IN THE X-ALPHA MODEL
     AND MAY OFFSET EACH OTHER -- The Index Constituent Pairs are assigned different weightings. Positive returns generated by one or more Index
     Constituent Pairs may be moderated or more than offset by smaller positive returns or negative returns generated by the other Index Constituent
     Pairs, particularly if the Index Constituent Pairs that generate positive returns are assigned relatively low weightings in the X-Alpha Model.

[]   THE RETURNS OF THE INDEX CONSTITUENT PAIRS WILL BE EXPOSED TO
     FLUCTUATIONS IN EXCHANGE RATES -- For the purposes of determining the returns of the Index Constituent Pairs, the currency in which any DB
     Regional Style Index or Benchmark Index (if such currency is not U.S.
     dollars) will be converted into U.S. dollars at the relevant spot exchange rate. Any positive or negative return that is generated as a result of the performance of a DB Regional Style Index compared to that of a Benchmark
     Index with which it is paired is exposed to fluctuations in the exchange rate between the U.S. dollar and the currency in which such DB Regional
     Style Index and such Benchmark Index are publicly quoted.

[]   THE ACTUAL EXPERIENCED VOLATILITY OF EACH INDEX CONSTITUENT PAIR AND THE
     X-ALPHA MODEL MAY NOT EQUAL TARGET VOLATILITY, WHICH MAY HAVE A NEGATIVE
     IMPACT ON THE PERFORMANCE OF THE INDEX -- The weighting of each Index
     Constituent Pair in the X-Alpha Model and the X-Alpha Model are adjusted to target a volatility level of 8%. Because this adjustment is based on recently experienced volatility and is subject to a minimum of 50% and a maximum of 150%, the actual volatility realized on the Index Constituent
     Pairs and the X-Alpha Model will not necessarily equal the volatility target.

[]   THE CALCULATION OF THE INDEX CLOSING LEVEL WILL INCLUDE A DEDUCTION OF A
     BORROW FEE -- On each trading day, the calculation of the Index closing level will include a deduction of a borrow fee to defray transaction costs incurred in relation to the Index on such day.

                                                              Deutsche Bank Logo

DB Commodity Harvest USD TR Index
Bloomberg Ticker : DBCMHLTU                                    [GRAPHIC OMITTED]

[]   The Deutsche Bank Commodity Harvest Index (DBCHI) employs a rules-based strategy to generate "carry" by capturing the relative value between the
     "optimum roll" strategy within the DB commodity index and the "fixed roll"
     strategy within a benchmark commodity index
[]   For each commodity, the index seeks to generate returns, independent from the direction of the commodity's price, through zero-net-exposure long and short positions along the first 13 months of the forward curve
     -  The "long position" is the DB Commodity Booster
     -  S&P GSCI(TM) Light Energy Index (Commodity Booster Index), which rolls each commodity futures contract according to Deutsche Bank's
        "Optimal Yield" methodology, which seeks to generate the maximum implied yield
     -  The "short position" is the benchmark index, the S&P GSCITM Light
        Energy Commodity Index, which rolls each commodity futures contract on a pre-defined roll schedule according to the shortest-dated contract

[]   The weights ascribed to each long/short commodity exposure are the weights in the S&P GSCITM Light Energy Index
[]   The long and short positions are rebalanced monthly to achieve a zero net exposure

                                                              Deutsche Bank Logo

DB Commodity Harvest USD TR Index
Performance Analysis                                           [GRAPHIC OMITTED]

                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
Performance Analysis*
--------------------------------------------------------------------------------
                                DB Commodity      iBoxx USD     HFRX Global
January 1999 - February 2009     Harvest USD       Treasury     Hedge Fund Index
--------------------------------------------------------------------------------
Annualized Returns                      9.1%           5.8%                 0.5%
Volatility                              3.7%           4.9%                 4.4%
Sharpe Ratio (3.48%)                    1.51           0.47                -0.69
--------------------------------------------------------------------------------
Maximum Drawdown                       -4.2%          -4.8%               -25.2%
  Start Date                          Jul-02         Jun-03               Nov-07
  End Date                            Apr-03         Feb-04               Feb-09
--------------------------------------------------------------------------------
Max Monthly Consecutive Loss           -3.8%          -4.8%               -23.1%
  Start Date                          Oct-00         Jun-03               Jun-08
  End Date                            Jan-01         Aug-03               Jan-09
--------------------------------------------------------------------------------
Max/Min Returns
  Rolling 12 Months            23.2% / -3.4%  15.9% / -5.0%       16.4% / -23.3%
  Rolling 3 Months              8.0% / -4.7%   9.9% / -5.1%        7.1% / -18.6%
Average Monthly Returns                 0.7%           0.5%                 0.1%
% Months with Gains                    78.5%          66.9%                60.6%
--------------------------------------------------------------------------------
Correlation
iBoxx USD Treasury                      0.05           1.00                -0.25
HFRX Global Hedge Fund Index           -0.08          -0.25                 1.00
--------------------------------------------------------------------------------
                               [GRAPHIC OMITTED]

----------------------------------------------------------------------------------------------
Monthly Returns*
----------------------------------------------------------------------------------------------
          1999    2000    2001    2002    2003    2004    2005    2006    2007    2008    2009
----------------------------------------------------------------------------------------------
Jan              0.43%   3.99%   0.78%   0.80%   0.85%   1.01%   2.40%   0.50%   1.66%   1.45%
Feb      1.33%   0.36%   1.93%  -0.15%  -3.18%   0.72%   0.26%   2.00%   1.01%  -0.13%   0.45%
Mar     -0.88%   0.46%   1.63%  -0.95%   3.39%   1.06%   1.18%   0.48%   1.00%   1.47%
Apr      0.08%   0.92%   0.79%   0.20%   1.42%   0.62%   2.79%   0.80%   1.14%   0.35%
May      1.23%  -0.21%   0.46%   1.16%  -0.82%   1.49%   0.60%   0.92%   0.95%   1.03%
Jun      0.68%  -0.35%   1.83%   0.48%   1.95%   2.36%   2.39%   1.33%  -0.49%   0.60%
Jul     -0.08%   2.09%   0.70%  -0.31%  -0.40%   0.73%   0.61%   1.31%  -1.27%   0.82%
Aug     -0.67%  -1.58%   0.25%  -0.19%   0.48%   2.28%  -2.09%   3.00%  -0.27%   1.02%
Sep      0.37%   2.57%   2.25%  -2.23%   1.59%  -0.68%   0.92%   2.07%  -1.66%   0.41%
Oct      1.94%  -0.51%   0.44%   0.63%  -0.47%   1.41%   2.04%   0.22%   1.78%   1.47%
Nov      0.25%  -1.80%   0.36%   0.60%   0.45%   1.94%   2.15%   0.64%   1.47%   1.27%
Dec      0.61%  -1.57%   0.20%  -0.36%   0.34%   1.41%   1.78%   2.01%   0.54%   2.18%
===============================================================================================
Ann.Rtn. 4.86%   0.71%  15.79%  -0.39%   5.54%  15.10%  14.42%  18.53%   4.73%  12.83% 1.90%
-----------------------------------------------------------------------------------------------
*Source: Deutsche Bank, 2009, Bloomberg. The DB Commodity Harvest Index has
been retrospectively calculated and did not exist prior to December 17, 2007.
Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Harvest Index would have been lower than the Index as a result of fees and/or costs.

                                                             Deutsche Bank Logo

Certain Risks of DB Commodity Harvest Index                   [GRAPHIC OMITTED]

o    THE DB COMMODITY HARVEST INDEX HAS LIMITED PERFORMANCE HISTORY --
     Publication of the Index began on December 17, 2007. Therefore, the Index has very limited performance history, and no actual investment which allowed a tracking of the performance of the Index was possible before that date.

o    STRATEGY RISK -- The DB Commodity Harvest Index reflects a strategy that takes a long position in the DB Commodity Booster Index and a short position in the S&P GSCI(TM) Light Energy Index. The value of the DB
     Commodity Harvest Index will be adversely affected if the DB Commodity
     Booster Index does not outperform the benchmark S&P GSCI(TM) Light Energy
     Index.

                                                             Deutsche Bank Logo

DB Balanced Currency Harvest Funded Index
Bloomberg Ticker : DBHVBUSF

[]   The DB Balanced Currency Harvest Funded Index (DB Currency Harvest)
     reflects the total return performance of a portfolio that systematically invests in a diversified basket of high-yielding currencies, funded by going short a diversified basket of low-yielding currencies, plus a money market performance linked to the Fed Funds rate
[]   The index methodology is designed to exploit a forward rate bias, (the tendency of currency forward rates to under-predict future spot prices)
     through systematic allocation rules
[]   The Index methodology is implemented by ranking a currency pool of G10 and
     Emerging Market currencies by their 3-month Libor rates (sourced from reliable and transparent third party fixing pages) and investing in
     3-month forward contracts by offsetting equal amounts of high-yielding currencies with low-yielding currencies
     -    Long Exposure: Two highest yielding G10 currencies plus the 3 next highest yielding currencies from the Balanced Currency Pool
     -    Short Exposure: Two lowest yielding G10 currencies plus the 3 next lowest yielding currencies from the Balanced Currency Pool
[]   A roll-window feature is built into the Index to enhance returns and the
     Index is rebalanced quarterly

                               [GRAPHIC OMITTED]

Balanced Currency Pool (as of May 2008)
--------------------------------------
G10                 Emerging Markets
--------------------------------------
Australia           Brazil
Canada              Czech Republic
Euro                Hungary
Japan               Mexico
New Zealand         Poland
Norway              Singapore
Sweden              South Africa
Switzerland         South Korea
United Kingdom      Taiwan
United States       Turkey

                                                             Deutsche Bank Logo

DB Currency Harvest Index
Performance Analysis

[GRAPHIC OMITTED]

--------------------------------------------------------------------------------
Performance Analysis*
--------------------------------------------------------------------------------
January 1999 - February 2009  DB Currency         iBoxx USD     HFRX Global
                              Harvest USD          Treasury     Hedge Fund Index
--------------------------------------------------------------------------------
Annualized Returns                13.3%                5.8%                 0.5%
Volatility                        11.5%                4.9%                 4.4%
Sharpe Ratio (3.48%)               0.86                0.47                -0.69
--------------------------------------------------------------------------------
Maximum Drawdown                 -26.6%               -4.8%               -25.2%
  Start Date                     Aug-08              Jun-03               Nov-07
  End Date                       Feb-09              Feb-04               Feb-09
--------------------------------------------------------------------------------
Max Monthly Consecutive Loss     -26.6%               -4.8%               -23.1%
  Start Date                     Aug-08              Jun-03               Jun-08
  End Date                       Feb-09              Aug-03               Jan-09
--------------------------------------------------------------------------------
Max/Min Returns
  Rolling 12 Months      41.6% / -24.3%       15.9% / -5.0%       16.4% / -23.3%
  Rolling 3 Months       16.9% / -26.6%        9.9% / -5.1%        7.1% / -18.6%
Average Monthly Returns            1.1%                0.5%                 0.1%
% Months with Gains               73.6%               66.9%                60.6%
================================================================================
Correlation
  iBoxx USD Treasury              -0.14                1.00                -0.25
  HFRX Global Hedge Fund Index     0.48               -0.25                 1.00
--------------------------------------------------------------------------------

[GRAPHIC OMITTED]
-----------------------------------------------------------------------------------------------
Monthly Returns*
-----------------------------------------------------------------------------------------------
           1999    2000    2001    2002    2003    2004    2005    2006    2007    2008    2009
-----------------------------------------------------------------------------------------------
Jan               4.21%   2.85%   2.63%   2.37%   1.73%   2.34%   0.39%   1.88%  -2.14%  -0.79%
Feb       1.96%   2.03%  -6.56%   1.01%   2.22%   3.48%   2.18%   2.67%   0.72%  -0.64%   3.22%
Mar       5.28%   0.25%   3.18%   3.48%  -1.39%  -0.21%  -0.40%  -3.53%   2.58%  -4.51%
Apr       2.02%   1.82%   2.91%   1.57%   9.35%  -1.95%   2.17%  -0.23%   3.16%   6.45%
May       0.58%   1.45%   2.38%   0.95%   1.05%  -1.63%   4.15%  -6.46%   3.33%   2.90%
Jun       0.80%   0.48%   2.12%  -5.25%   4.53%   0.76%   2.86%   1.98%   3.17%  -0.21%
Jul      -1.31%   3.15%  -2.80%  -2.56%   0.15%   2.88%   0.65%   4.18%  -0.15%   4.07%
Aug      -0.98%   0.48%   0.19%   3.28%   1.42%   1.27%  -0.53%   3.51%  -3.57%  -1.78%
Sep       0.57%   0.46%  -2.97%   0.41%   1.76%   2.36%   4.63%  -0.50%   5.09%  -7.30%
Oct       0.46%   2.72%   3.65%   2.99%   1.91%   0.45%   1.88%   3.57%   3.59% -13.42%
Nov       2.18%   1.58%   5.70%   6.07%   2.43%   2.37%   2.83%  -1.21%  -3.47%  -2.40%
Dec       2.26%   0.53%   4.71%   3.24%   2.49%   1.84%  -2.52%   3.67%   1.52%  -3.90%
===============================================================================================
Ann.Rtn. 13.87%  20.83%  15.64%  18.75%  31.79%  14.03%  21.96%   7.72%  18.91% -21.90% 2.40%
-----------------------------------------------------------------------------------------------
*Source: Deutsche Bank, 2009, Bloomberg. The DB Currency Harvest Index has been retrospectively calculated and did not exist prior to October 19, 2005.
Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Currency Harvest Index would have been lower than the Index as a result of fees and/or costs.

                                                              Deutsche Bank Logo

Certain Risks of DB Currency Harvest                           [GRAPHIC OMITTED]

[]   THE DB BALANCED CURRENCY HARVEST INDEX HAS LIMITED PERFORMANCE HISTORY --
     Publication of the Index began on October 19, 2005. Therefore, the Index has very limited performance history, and no actual investment which allowed a tracking of the performance of the Index was possible before that date.

[]   STRATEGY RISK -- The strategy reflected in the DB Currency Harvest Index takes the view that by taking long positions in high yielding currencies and short positions in low yielding currencies, an investor's gain from interest rate differentials in the high yielding jurisdictions will exceed any potential losses from currency rate risk. The Index Sponsor provides no assurance that this expectation is or will remain valid. Various market factors and circumstances at any time and over any period could cause and have in the past caused investors to become more risk averse to high yielding currencies. Such risk aversion is greater with respect to the non-G10 currencies, which may be volatile and subject to large fluctuations, devaluations, exchange controls and inconvertibility.

[]   GAINS IN COMPONENTS OF THE DB CURRENCY HARVEST INDEX MAY BE OFFSET BY
     LOSSES IN OTHER INDEX COMPONENTS -- The DB Currency Harvest Index is
     composed of multiple currency positions. Any gain in one position may be offset by a loss in another position.

[]   CURRENCY MARKETS MAY BE HIGHLY VOLATILE -- Currency markets may be highly volatile, particularly in relation to emerging or developing nations'
     currencies and, in certain market conditions, also in relation to developed nations' currencies. The DB Currency Harvest Index components may include emerging market countries that are more exposed to the risk of swift political change and economic downturns than their industrialized counterparts. Political or economic instability is likely to have an adverse effect on the performance of the DB Currency Harvest Index.

                                                              Deutsche Bank Logo

DB SMART USD Index
Bloomberg Ticker : DBSMARTD                                    [GRAPHIC OMITTED]

[]   The DB SMART Index seeks to capture returns generated by changes in the slope of the USD yield curve
[]   The index methodology implements dynamic long or short "steepener"
     positions in order to benefit from relative changes in short-term and long-term interest rates
     -    A steepener is constructed with long/short forward starting interest rate swaps, duration-weighted to remain neutral to small parallel shifts in the yield curve
     -    Long steepener: 1mo forward 2yr Swap (fixed rate receiver) + 1mo forward 10yr Swap (fixed rate payer) - Short steepener: 1mo forward
          2yr Swap (fixed rate payer) + 1mo forward 10yr Swap (fixed rate receiver)
[]   The rules-based methodology uses a 2-criteria process to determine the appropriate trading strategy to generate alpha based on recent changes in the USD yield curve or the relative value between short-term and long-term interest rates
     -    Criteria 1: Recent changes in the 3-month USD Libor rate measured by the percentage change month over month
     -    Criteria 2: The current slope of the USD yield curve measured by the
          "carry" of

                               [GRAPHIC OMITTED]

1/3 of the Steepener position is rebalanced each month        Deutsche Bank Logo

DB SMART 5x USD TR Index
Performance Analysis
--------------------------------------------------------------------------------
Index Returns*
--------------------------------------------------------------------------------
[GRPHIC OMITTED]

--------------------------------------------------------------------------------
Performance Analysis*
--------------------------------------------------------------------------------
January 1999 - February 2009   DB SMART           iBoxx USD     HFRX Global
                              USD 5x TR           Treasury      Hedge Fund Index
--------------------------------------------------------------------------------
Annualized Returns                 5.5%                5.8%                 0.5%
Volatility                         2.8%                4.9%                 4.4%
Sharpe Ratio (3.48%)               0.72                0.47                -0.69
--------------------------------------------------------------------------------
Maximum Drawdown                  -4.9%               -4.8% -              25.2%
  Start Date                     Mar-08              Jun-03               Nov-07
  End Date                       Feb-09              Feb-04               Feb-09
--------------------------------------------------------------------------------
Max Monthly Consecutive Loss      -3.8%               -4.8%               -23.1%
  Start Date                     Nov-08              Jun-03               Jun-08
  End Date                       Dec-08              Aug-03               Jan-09
--------------------------------------------------------------------------------
Max/Min Returns
Rolling 12 Months         14.7% / -3.8%       15.9% / -5.0%       16.4% / -23.3%
Rolling 3 Months           5.2% / -4.4%        9.9% / -5.1%        7.1% / -18.6%
Average Monthly Returns            0.0%                0.5%                 0.1%
% Months with Gains               64.5%               66.9%                60.6%
================================================================================
Correlation
iBoxx USD Treasury -0.13 1.00 -0.25
HFRX Global Hedge Fund Index 0.05 -0.25 1.00
--------------------------------------------------------------------------------

[GRPHIC OMITTED]

-----------------------------------------------------------------------------------------------
Monthly Returns*
-----------------------------------------------------------------------------------------------
          1999    2000    2001    2002    2003    2004    2005    2006    2007     2008    2009
-----------------------------------------------------------------------------------------------
Jan              0.39%  -0.12%   0.36%   0.56%  -0.29%   1.50%   0.28%   0.45%    1.17%   1.34%
Feb      0.52%   0.89%   0.42%   0.05%  -0.29%   0.54%   0.36%   0.93%   0.32%    1.60%   1.43%
Mar      1.38%  -0.71%   1.96%  -0.25%   1.02%   0.02%   0.35%  -0.32%   0.03%  -0.28%
Apr      0.38%   0.46%   1.59%   0.43%   0.26%   0.00%   0.54%  -0.43%   0.72%  -1.80%
May      0.33%   0.59%   1.21%   0.36%  -1.24%  -0.03%   0.86%   0.82%   0.76%   0.11%
Jun      1.04%   0.56%   0.57%   1.27%   0.81%   0.29%   0.67%   0.54%  -0.47%  -0.09%
Jul      0.45%   1.04%   0.95%   2.04%   2.95%   0.09%   0.26%   0.25%  -0.04%   0.32%
Aug      0.92%   0.30%   0.55%  -0.85%  -0.97%   0.19%   0.53%   0.76%   0.86%  -0.12%
Sep      0.44%   1.13%   2.06%   0.19%  -0.28%   0.88%   0.53%   0.65%  -0.52%  -0.47%
Oct      0.59%   0.59%   1.30%   1.42%  -0.07%   0.20%   0.00%   0.57%   0.51%   1.28%
Nov      0.36%   0.43%   0.67%  -0.39%  -0.60%   0.84%   0.47%   0.94%   0.58%  -3.84%
Dec      0.43%   0.52%   1.33%   0.75%   1.11%   0.85%   0.76%   0.37%   0.21%   0.35%
===============================================================================================
Ann.Rtn. 7.26%   6.35%  13.21%   5.47%   3.25%   3.64%   7.05%   5.48%   3.44%  -1.87%    2.79%
-----------------------------------------------------------------------------------------------
*Source: Deutsche Bank, 2009, Bloomberg. The DB Smart Index has been retrospectively calculated and did not exist prior to July 15, 2007.
Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Smart Index would have been lower than the Index as a result of fees and/or costs.

                                                              Deutsche Bank Logo

Certain Risks of DB SMART USD Index                            [GRAPHIC OMITTED]

[]   THE DB SMART USD INDEX HAS LIMITED PERFORMANCE HISTORY -- Publication of
     the Index began on July 15, 2007. Therefore, the Index has very limited actual performance history, and no actual investment which allowed a tracking of the performance of the Index was possible before that date.

[]   STRATEGY RISK -- The DB SMART USD Index reflects an investment strategy that systematically selects steepening or flattening positions in relation to the USD yield curve based on signals of a rate cutting or rate hiking cycle or the implied positive or negative carry in those positions in order to capture returns generated by changes in the slope of the USD yield curve. If the slope of the USD yield curve does not behave in the manner indicated by the signals or remains flat or nearly flat for extended periods, the value of the DB SMART USD Index could be adversely affected.

[]   LEVERAGED EXPOSURE TO THE DB SMART USD INDEX -- Positive or negative returns generated by the DB SMART USD Index are five times leveraged before being assigned a weighting in Liquid Alpha by the Optimized Asset
     Allocation Model. If the investment strategy reflected by the DB SMART USD
     Index does not generate positive results, the contribution of the DB SMART
     USD Index to Liquid Alpha will be the weighted, leveraged negative performance of the DB SMART USD Index.

                                                              Deutsche Bank Logo

DB Fed Funds Total Return Index
Bloomberg Ticker : DBMMFED1                                    [GRAPHIC OMITTED]

[ ] The DB Fed Funds Total Return Index measures the accrual of a deposit invested at the inter-bank overnight interest rate (Fed Funds). The deposit is compounded (reinvested) daily, with a 360-day year convention. Fed Funds refers to the rate published at the close of business in New York.

                                                              Deutsche Bank Logo

DB Fed Funds Index
Performance Analysis                                           [GRAPHIC OMITTED]
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Performance Analysis*
--------------------------------------------------------------------------------
                                                  iBoxx USD     HFRX Global
January 1999 - February 2009  Fed Funds TR        Treasury      Hedge Fund Index
--------------------------------------------------------------------------------
Annualized Returns                    3.5%             5.8%                 0.5%
Volatility                            0.2%             4.9%                 4.4%
Sharpe Ratio (3.48%)                     -             0.47                -0.69
--------------------------------------------------------------------------------
Maximum Drawdown                         -            -4.8%               -25.2%
  Start Date                             -           Jun-03               Nov-07
  End Date                               -           Feb-04               Feb-09
--------------------------------------------------------------------------------
Max Monthly Consecutive Loss             -            -4.8%               -23.1%
  Start Date                             -           Jun-03               Jun-08
  End Date                               -           Aug-03               Jan-09
--------------------------------------------------------------------------------
Max/Min Returns
  Rolling 12 Months            6.6% / 1.0%    15.9% / -5.0%       16.4% / -23.3%
  Rolling 3 Months             1.7% / 0.1%     9.9% / -5.1%        7.1% / -18.6%
Average Monthly Returns               0.3%             0.5%                 0.1%
% Months with Gains                 100.0%            66.9%                60.6%
================================================================================
Correlation
iBoxx USD Treasury                    0.01             1.00                -0.25
HFRX Global Hedge Fund Index          0.00            -0.25                 1.00
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[GRAPHIC OMITTED]
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----------------------------------------------------------------------------------------------
Monthly Returns*
----------------------------------------------------------------------------------------------
          1999    2000    2001    2002    2003    2004    2005    2006    2007    2008    2009
----------------------------------------------------------------------------------------------
Jan              0.48%   0.55%   0.16%   0.11%   0.08%   0.19%   0.38%   0.48%   0.34%   0.01%
Feb      0.37%   0.45%   0.43%   0.14%   0.10%   0.08%   0.19%   0.35%   0.41%   0.24%   0.02%
Mar      0.44%   0.52%   0.44%   0.13%   0.11%   0.09%   0.23%   0.39%   0.44%   0.23%
Apr      0.40%   0.47%   0.42%   0.16%   0.11%   0.08%   0.22%   0.37%   0.45%   0.19%
May      0.37%   0.57%   0.36%   0.15%   0.10%   0.08%   0.27%   0.45%   0.45%   0.17%
Jun      0.43%   0.55%   0.32%   0.14%   0.11%   0.09%   0.25%   0.42%   0.42%   0.17%
Jul      0.42%   0.57%   0.34%   0.16%   0.09%   0.11%   0.26%   0.45%   0.47%   0.17%
Aug      0.45%   0.56%   0.32%   0.15%   0.08%   0.13%   0.32%   0.45%   0.43%   0.16%
Sep      0.44%   0.53%   0.24%   0.15%   0.09%   0.13%   0.30%   0.42%   0.39%   0.16%
Oct      0.42%   0.58%   0.23%   0.15%   0.09%   0.14%   0.33%   0.47%   0.44%   0.09%
Nov      0.48%   0.54%   0.18%   0.11%   0.08%   0.17%   0.33%   0.44%   0.37%   0.03%
Dec      0.45%   0.53%   0.15%   0.11%   0.09%   0.19%   0.35%   0.42%   0.37%   0.02%
==============================================================================================
Ann.Rtn. 4.88%   6.52%   4.04%   1.72%   1.15%   1.38%   3.30%   5.14%   5.25%   1.98%   0.03%
----------------------------------------------------------------------------------------------
*Source: Deutsche Bank, 2009, Bloomberg. The DB Fed Funds Index has been retrospectively calculated and did not exist prior to October 15, 2007.
Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Fed Funds Index would have been lower than the Index as a result of fees and/or costs.

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